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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         THE SELECT SECTOR SPDR(R) TRUST
             ------------------------------------------------------
             [Exact name of registrant as specified in its charter]

       Massachusetts                              (see next page)
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(State of incorporation                    (I.R.S. Employer Identification
    or organization)                                   number)

225 Franklin Street
Boston, Massachusetts                               02110
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(Address of principal                             (Zip Code)
  executive offices)

         Title of each class           Name of each exchange on which
          to be registered             each class is to be registered
          ----------------             ------------------------------

        Shares of beneficial            American Stock Exchange LLC
        interest, $.001 par value

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [X]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ ]

      Securities Act registration statement file number to which this form relates: 333-57791; 811-08837

      Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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                                (Title of class)

                                      NONE
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                                (Title of class)


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Item 1.     Description of Registrant's Securities to be Registered


            A description of the shares of beneficial interest, $.001 par value, of THE SELECT SECTOR SPDR(R) TRUST (the "Trust") to be registered hereunder is set forth in the section entitled "Capital Stock and Shareholder Reports" in the Statement of Additional Information that has been filed with the Securities and Exchange Commission in connection with the Trust's Registration Statement on Form N-1A (Commission File Nos. 333-57791; 811-08837), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

            The Trust is an "index fund" currently consisting of nine (9) separate investment portfolios. Each of the Trust's nine investment portfolios and their respective I.R.S. Employer Identification Numbers are as follows:

The Basic Industries Select Sector SPDR Fund           04-3437400
The Consumer Services Select Sector SPDR               04-3437403
The Consumer Staples Select Sector SPDR Fund           04-3437406
The Cyclical/Transportation Select Sector SPDR Fund    04-3437407
The Energy Select Sector SPDR Fund                     04-3437408
The Financial Select Sector SPDR Fund                  04-3437410
The Industrial Select Sector SPDR Fund                 04-3437401
The Technology Select Sector SPDR Fund                 04-3437402
The Utilities Select Sector SPDR Fund                  04-3437413

Item 2.     Exhibits

            The following is a list of exhibits to this Registration Statement on Form 8-A which shall be filed with the American Stock Exchange, Inc.:

            1. Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-57791; 811-08837), as filed with the Securities and Exchange Commission on November 17, 1998.

            2. The Trust's Amended and Restated Declaration of Trust is included as Exhibit 1 to Pre-Effective Amendment No. 2 to the the Trust's Registration Statement on Form N-1A (File Nos. 333-57791; 811-08837), as filed with the Securities and Exchange Commission on November 17, 1998.

            3. The Trust's By-Laws is included as Exhibit 2 to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-57791; 811-08837), as filed with the Securities and Exchange Commission on November 17, 1998.

            4. A specimen certificate of beneficial interest, $.001 par value is included as Exhibit 4 to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-57791; 811-08837), as filed with the Securities and Exchange Commission on November 17, 1998.


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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed in the City of Boston and State of Massachusetts on the 5th day of November 1998.



                              THE SELECT SECTOR SPDR(R) TRUST


                              By: /s/ Howard H. Fairweather
                                  -------------------------
                                  Howard H. Fairweather
                                  President